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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 12, 2001



                           GEORGIA-PACIFIC CORPORATION
               (Exact Name of Registrant as Specified in Charter)

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          GEORGIA                      1-3506                  93-0432081
(State or Other Jurisdiction      (Commission File          (I.R.S. Employer
     of Incorporation)                Number)             Identification No.)


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               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
              (Address of Principal Executive Offices) (Zip Code)


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                                 (404) 652-4000
              (Registrant's Telephone Number, Including Area Code)


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                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

                  On June 12, 2001, Georgia-Pacific Corporation ("Georgia-Pacific") and Plum Creek Timber Company ("Plum Creek") announced that Plum Creek, Georgia-Pacific and North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., LRFP Timber, Inc., and NPC Timber, Inc., each a wholly owned subsidiary of Georgia-Pacific (each a "Spinco" and collectively "Spincos"), had entered into Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 12, 2001 (the "Merger Agreement Amendment"), which amends the Agreement and Plan of Merger, dated as of July 18, 2000 (as amended, the "Merger Agreement"), pursuant to which each of the Spincos will merge with and into Plum Creek, with Plum Creek as the surviving corporation (the "Mergers"). Holders of Georgia-Pacific Corporation-Timber Company Common Stock, par value $0.80 per share ("Timber Stock"), will continue to receive
1.37 shares of Plum Creek common stock, par value $.01 per share ("Plum Creek Common Stock"), for each share of Timber Stock.

                  The Mergers are subject, among other things, to approval by the stockholders of Plum Creek and the holders of the outstanding shares of Timber Stock, and to the receipt by each of Plum Creek and Georgia-Pacific of an opinion from its respective tax counsel that the redemption of Timber Stock, followed by the consummation of the Mergers, will be tax free to Georgia-Pacific and the holders of Timber Stock. It is also a condition to each of Plum Creek's and Georgia-Pacific's obligation to consummate the Mergers that an insurance policy be in place providing $500 million of insurance against the risk that Georgia-Pacific would be subject to tax on the redemption of Timber Stock. The transaction is also subject to the satisfaction of customary closing conditions.

                  In connection with the execution of the Merger Agreement Amendment, Plum Creek, Georgia-Pacific, PC Advisory Partners I L.P. and PC Intermediate Holdings, L.P. (together, the "Securityholders") and the individuals listed on the signature pages thereto (such individuals referred to as the "Principals") have entered into Amendment No. 1 to the Voting Agreement and Consent, dated as of June 12, 2001 (the "Voting Agreement Amendment"), which amends the Voting Agreement and Consent, dated as of July 18, 2000 (as amended, the "Voting Agreement"). The Securityholders collectively own 16,498,709 shares of Plum Creek Common Stock and 634,566 shares of Plum Creek special voting stock, par value $.01 per share (the "Plum Creek Special Voting Common Stock"), representing, in the aggregate, approximately 24.99% of the outstanding Plum Creek Common Stock (assuming each share of Plum Creek Special Voting Common Stock is converted into Plum Creek Common Stock). Pursuant to the Voting Agreement and subject to the terms and conditions contained therein, (i) the Securityholders have agreed to vote to approve the Merger Agreement, the Mergers and the transactions contemplated thereby, (ii) the Securityholders have agreed to convert each share of Plum Creek Special Voting Common Stock into one share of Plum Creek Common Stock immediately prior to the Mergers and (iii) the Securityholders and the Principals have agreed to waive, simultaneously with the consummation of the Mergers, their rights to designate any nominees to the board of directors of Plum Creek.

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                  The Merger Agreement Amendment, the Voting Agreement
Amendment and the joint press release are incorporated by reference into this
Item 5, and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

         2.1 Amendment No. 1 to Agreement and Plan of Merger, dated as of June 12, 2001, by and among Plum Creek Timber Company, Inc., a Delaware corporation, Georgia-Pacific Corporation, a Georgia corporation and North American Timber Corp., NPI Timber, Inc., GNN Timber, Inc., LRFP Timber, Inc., and NPC Timber, Inc., each a Delaware corporation and a wholly owned subsidiary of Georgia-Pacific Corporation.

         9.1 Amendment No. 1 to Voting Agreement and Consent dated as of June 12, 2001, by and among Plum Creek Timber Company, Inc., a Delaware corporation, Georgia-Pacific Corporation, a Georgia corporation and each of signatories thereto.

         99.1   Joint Press Release, dated June 12, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2001

                             GEORGIA-PACIFIC CORPORATION



                             By: /s/ Kenneth F. Khoury
                                -----------------------------------------
                                  Kenneth F. Khoury
                                  Vice President, Deputy General Counsel
                                     and Secretary

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                                  EXHIBIT INDEX


EXHIBIT
DESIGNATION       NATURE OF EXHIBIT
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2.1               Amendment No. 1 to Agreement and Plan of Merger, dated as of
                  June 12, 2001, by and among Plum Creek Timber Company, Inc., a
                  Delaware corporation, Georgia-Pacific Corporation, a Georgia corporation and North American Timber Corp., NPI Timber, Inc.,
                  GNN Timber, Inc., LRFP Timber, Inc., and NPC Timber, Inc., each a Delaware corporation and a wholly owned subsidiary of Georgia-Pacific Corporation.

9.1 Amendment No. 1 to Voting Agreement and Consent dated as of July 12, 2001, by and among Plum Creek Timber Company, Inc., a Delaware corporation, Georgia-Pacific Corporation, a Georgia corporation and each of the signatories thereto.

99.1              Joint Press Release, dated June 12, 2001.